Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Fitness Champs Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

…………………………………………………

(Translation of Registrant’s Name into English)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee(3)
Fees to be Paid (Primary shares to be offered by Fitness Champs Holdings Limited)	Equity	Ordinary shares, par value $0.000005 per share	457(o)	2,000,000	(1)	$5.00	$10,000,000	(2)	$153.10 per $1,000,000	$1,531.00
Fees to be Paid (Primary shares to be offered by Selling Shareholder)	Equity	Ordinary shares, par value $0.000005 per share	457(o)	1,750,000	(1)	$5.00	$8,750,000	(2)	$153.10 per $1,000,000	$1,339.63
Fees to be Paid (Secondary shares to be offered by Resale Shareholders)	Equity	Ordinary shares, par value $0.000005 per share	457(o)	2,113,500		$5.00	$10,567,500	(4)	$153.10 per $1,000,000	$1,617.88
Fees Previously Paid
Carry Forward Securities
	Total Offering Amounts						$29,317,500			$4,488.51
	Total Fees Previously Paid									$3,684.20
	Total Fee Offsets
	Net Fee Due									$804.31

(1)	Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminate number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Our Ordinary Shares are not traded on any national exchange and in accordance with Rule 457, the proposed maximum aggregate offering price was determined by multiplying 2,000,000 shares representing the shares to be offered by the arbitrary assumed price of $5.00 per share.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act.
(4)	For purposes of calculating the proposed maximum aggregate offering price, we have multiplied 2,113,500 shares representing the number of shares covered by the resale prospectus by an arbitrary assumed price of $5.00 per share.